Exhibit 99.1

Sport Supply Group Sees Record FY09 Profits on $250MM+ in Sales;
Sets EPS Guidance for Fiscal 2010

●	FY09 Sales $250MM+; EPS $0.84 - $0.87
●	Cash On-Hand as of June 30, 2009 up 30% to $10.0MM+
●	EPS Guidance for FY10 of $0.89 - $0.97 Per Share

Dallas, TX. Tuesday, July 21, 2009, Sport Supply Group (NASDAQ – RBI) today stated that preliminary results for its fiscal year ended June 30, 2009 – subject to the completion of its year end audit - indicate annual sales of more than $250 Million and diluted earnings per share of $0.84 - $0.87 cents versus diluted earnings per share of $0.76 in the prior fiscal year. This represents the highest level of income produced in the Company’s 37 year history.

The Company also introduced annualized EPS guidance for Fiscal 2010 at $0.89 - $0.97 per diluted outstanding share.

Adam Blumenfeld, Chairman and CEO stated: “These preliminary results indicate a tremendous finish to the year. We are gratified that the business appears to have shown such top line resiliency and bottom line strength in what was one of the most difficult operating periods in US history. Our focus on shifting market share, preserving gross margins, and rigorously controlling expenses seems to have paid off. These themes will continue to be at the center of our planning for Fiscal 2010 as we look to further enhance our market footprint while being ever-mindful of maximizing earnings and generating free cash flow.”

Speaking to FY10 Guidance, Mr. Blumenfeld continued: “We are pleased to introduce earnings guidance today of $0.89 - $0.97 per diluted share for the year just started July 1, 2009. The domestic economy continues to present challenges for companies in our industry, but we believe Sport Supply is best positioned to take advantage of these conditions.

In addition to organic growth opportunities, we see a growing list of external opportunities for sales and profit expansion. We continue to review multiple partnerships and properties with the intent of using our strong balance sheet and highly scalable operating platform to leverage the most accretive ventures and acquisition candidates.”

The Company intends to release FY09 Earnings during the last week of August, 2009, with the exact date and conference call information to be provided in a future release.

About Sport Supply Group

Sport Supply Group, Inc. is the nation’s leading marketer, manufacturer and distributor of sporting goods and branded team uniforms to the institutional and team sports market. The Company markets via 3 million direct catalogs, a 40 man telesales team, more than 200 direct sales professionals, 60 Platinum Re-distribution partners and a family of company-controlled websites.

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements relating to the Company's anticipated financial performance, business prospects, new developments and similar matters, and/or statements preceded by, followed by or that include the words "believes," "could," "expects," "anticipates," "estimates," "intends," "plans," or similar expressions. These forward-looking statements are based on management's current expectations and assumptions, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Actual results may differ materially from those suggested by the forward-looking statements due to a variety of factors, including changes in business, political, and economic conditions which changes may negatively impact school and other government supported budgets as well as the cost of doing business, actions and initiatives by current and potential competitors, the availability and cost of financing, and certain other additional factors described in the Company's filings with the Securities and Exchange Commission, including under the heading “Risk Factors” in the Company’s annual reports on Form 10-K and under the heading “Risk Factors” and/or “Statement Regarding Forward-Looking Disclosure” in the Company’s quarterly reports on Form 10-Q. Other unknown or unpredictable factors also could have material adverse effects on the Company's future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. The Company is not under any obligation and does not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

Contact:

Sport Supply Group, Inc.
Adam Blumenfeld, 972-243-8100